Oppenheimer Equity Income Fund
N-SAR Exhibit – Item 77Q1

1.
Post-Effective Amendment No. 30 to the Registration Statement of Oppenheimer Equity Income Fund (the “Registrant”) filed with the Securities and Exchange Commission on February 25, 2014 (Accession No. 0000728889-14-000380) includes the following material, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Restated Investment Advisory Agreement dated 11/01/13.